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                                                                EXHIBIT 21.a


List of Subsidiaries


Mykotronx, Inc.
357 Van Ness Way, Suite 200
Torrance, CA 90501
Tel:  (310) 533-8100
Fax:  (310) 533-0527

Rainbow Technologies SA
122, Avenue Charles de Gaulle
92522 Neuilly sur Seine Cedex
Tel:  (33) 1 41 43 29 00
Fax:  (33) 1 46 24 76 91

Rainbow Technologies GmbH
Lise Meitner Strasse 1
85716 Unterschleissheim
Tel:  (49) 89 32 17 98 0
Fax:  (49) 89 32 17 98 50

Rainbow Technologies Ltd
4 The Forum, Hanworth Lane
Chertsey, Surrey
KT16 9JX
Tel:  (44) 1932 579200
Fax:  (44) 1932 570743

Software Security Ltd
Partizansky Prospect, Bld. B3
Room 52
220026 Minsk, Belarus CIS POB 12

Software Security, Inc.
6 Thorndal Circle
Darien, Connecticut
06820